Exhibit 23.2

Professionals in resources, mining, processing, construction and the environment	www.cam-llc.com

March 15, 2004

Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Co. 80401

Gentlemen:

Chlumsky, Armbrust & Meyer, LLC (CAM) does hereby consent to the incorporation by reference in the Registration Statements on form S-3 (No. 333-112302) and Form S-8 (No. 33-37306) of Canyon Resources Corporation (the “Company”) of our report of the Pre-Feasibility Study of the McDonald Gold Project dated September 30, 2003, which appears in the Company’s Annual report on form 10-K for the fiscal Year ended December 31, 2003.

Respectfully,

Chlumsky, Armbrust & Meyer LLC

/s/ Gregory F. Chlumsky

Gregory F. Chlumsky
Principal

200 Union Boulevard, Suite G13
Lakewood, Colorado 80228
Telephone: 303-716-1617
Fax: 303-716-3386